UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2461 South Clark Street, Suite 630
Arlington, Virginia 22202
(Address of principal executive offices) (Zip Code)

(703) 236-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 5, 2007, Katy Industries, Inc. announced the resignation of David S. Rahilly as President, Woods Industries, Inc. and Vice President, Global Sourcing. In connection with his resignation, Katy Industries, Inc. entered into a General Release and Settlement Agreement with Mr. Rahilly, a copy of which is filed as Exhibit 99.1. Pursuant to the terms of such General Release and Settlement Agreement, Mr. Rahilly agreed to release Katy Industries, Inc. from any claims relating to his employment or termination of employment with Katy Industries, Inc. In consideration for such release, Katy Industries, Inc. agreed to pay Mr. Rahilly payments in the amount of $9,615.39, less deductions for payroll taxes, on a bi-weekly basis for a six (6) month period beginning on a date within fourteen days of January 4, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1     General Release and Settlement Agreement with David S. Rahilly dated January 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ Amir Rosenthal
Amir Rosenthal
Vice President, Chief Financial Officer,
General Counsel and Secretary

Date: January 8, 2007

Exhibits

Exhibit No.  Description

99.1   General Release and Settlement Agreement with David S. Rahilly dated January 5, 2007